UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) JANUARY 7, 2008

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., N.E., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2008, at the request of Thomas W. Crawford, Chairman of the Board of Crawford & Company (the “Company”), the Company entered into a verbal agreement with Tom Crawford concerning certain aspects of his compensation for 2008. Tom Crawford’s base salary for 2008 will be reduced from $400,000 to $200,000. Also at Tom Crawford’s request, his bonus will be eliminated.

On January 4, 2008, the Company entered into a verbal agreement with W. Bruce Swain, Executive Vice President and Chief Financial Officer, concerning certain aspects of his compensation for 2008. Mr. Swain’s base salary for 2008 will be $400,000. His bonus will be based on performance and will be determined pursuant to the terms of the Company’s bonus plan, which is under development.

Item 8.01	Other Events.

On January 7, 2008, the Company issued a press release announcing its new global management team. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Descriptions

99.1	Crawford Announces New Global Executive Management Team

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Allen W. Nelson
Allen W. Nelson Executive Vice President – General Counsel & Corporate Secretary

Dated: January 7, 2008